UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
September 1, 2020
Date of Report (date of earliest event reported)

MEDALLIA, INC. (Exact name of Registrant as specified in its charter)

Delaware	001-38982	77-0558353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

575 Market Street, Suite 1850 San Francisco, California 94105 (Address of principal executive offices) (650) 321-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol(s) MDLA	Name of exchange on which registered New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On September 1, 2020, Medallia, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Steely Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), StellaService Inc., a Delaware corporation (“Stella”), and Shareholder Representative Services LLC as stockholder representative thereunder. Pursuant to the Merger Agreement, on September 8, 2020, Merger Sub was merged with and into Stella with Stella continuing as the surviving corporation (the “Merger”).

On the terms and subject to the conditions set forth in the Merger Agreement the former stockholders, option holders and warrant holders of Stella are entitled to receive merger consideration with an aggregate value equal to $100 million (less any amounts withheld as partial security for the indemnification obligations of former Stella stockholders, option holders and warrant holders under the Merger Agreement and subject to certain adjustments as set forth in the Merger Agreement), to be paid in cash (the “Closing Consideration”). Pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger, each (i) share of capital stock of Stella, (ii) each vested option to purchase common stock of Stella, and (iii) each warrant to purchase capital stock of Stella, was cancelled and converted into the right to receive a portion of the Closing Consideration.

The Merger Agreement includes customary representations, warranties and covenants by the parties. The Merger Agreement also contains customary indemnities, and the Company has obtained representation and warranty insurance, subject to exclusions, policy limits and certain other terms and conditions, to obtain coverage for losses that may result from a breach of certain representations and warranties made by Stella in the Merger Agreement.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2020.

Credit Agreement

On September 4, 2020, the Company entered into a Credit Agreement (the “Credit Agreement”), dated as of September 4, 2020, by and among the Company, as borrower, the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender.

The Credit Agreement provides for a senior secured revolving loan facility of up to $50.0 million that matures on September 4, 2023, with the right (subject to certain conditions, including the agreement of the Lenders) to add incremental revolving commitments of up to $50.0 million in the aggregate. The three-year revolving loan facility provides for borrowings up to the amount of the facility with a sublimit of up to $40.0 million to be available for the issuance of letters of credit.

Under the Credit Agreement, loans bear interest, at the Company's option, at an annual rate based on LIBOR or a base rate. Loans based on LIBOR shall bear interest at a rate of LIBOR plus 1.75%. Loans based on the base rate shall bear interest at a rate of the base rate plus 0.75%. The Company is required to pay a commitment fee equal to 0.25% per annum on the undrawn portion available under the revolving loan facility.

The obligations under the Credit Agreement are secured by a lien on substantially all of the tangible and intangible property of the Company. The Company’s obligations under the Credit Agreement may in the future be guaranteed by the Company’s material direct and indirect domestic subsidiaries, subject to certain exceptions.

The Credit Agreement contains customary affirmative and negative covenants and restrictions typical for a financing of this type that, among other things, require the Company to satisfy certain financial covenants, including maintaining a maximum consolidated senior secured leverage ratio of 3.00:1.00 and minimum liquidity of $50.0 million, and restrict the ability of the Company and its subsidiaries to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, repurchase its stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, modify the nature of its business, enter into sale-leaseback transactions, transfer and sell material assets and merge or consolidate. Non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the Credit Agreement becoming immediately due and payable and termination of the commitments.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2020.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, the Company paid all outstanding principal, interest and other amounts owing under the Second Amended and Restated Loan and Security Agreement, dated as of September 7, 2017, by and between the Company and Silicon Valley Bank (as amended, the “Existing Credit Agreement”). The Existing Credit Agreement provided for a three-year $50.0 million senior secured revolving credit facility, which the Company entered into on September 7, 2017 with Silicon Valley Bank. The Existing Credit Agreement contained customary events of default and certain financial covenants, including minimum liquidity of $20.0 million, minimum quarterly subscription revenue, a limit on the Company’s ability to incur additional indebtedness, dispose of assets, make certain acquisition transactions, pay dividends or make distributions, and certain other restrictions on the Company’s activities. As of the closing date of the Credit Agreement and the termination of the Existing Credit Agreement, the outstanding principal amount under the Existing Credit Agreement was $43.0 million. The Company continues to have letters of credit issued by Silicon Valley Bank in the face amount of $4.7 million outstanding.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the section titled “Merger Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the section titled “Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2020

MEDALLIA, INC.

/s/ Roxanne M. Oulman
Roxanne M. Oulman
Chief Financial Officer